UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 14, 2006
(Date of earliest event reported)

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification No.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Officer)	49464 (Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events

Standard & Poor’s Rating Service issued a research update on July 14, 2006 to revise Herman Miller’s outlook to positive from stable. In its report, S&P stated, “The outlook revision reflects the company’s continued improvements in operating performance, strengthening of credit protection measures, and our more favorable view of the industry following our recent review of the sector. Operarting performance has improved as a result of increased demand and pricing, coupled with improved overhead absorption. Leverage, as measured by lease–adjusted total debt to EBITDA, has declined to 1.1x at June 3, 2006 from 1.6x the prior year. We have previously stated that upward revisions to the ratings and outlook are constrained by the company’s business risk profile. However, we now view the industry more favorably, and if the company is able to achieve and maintain even stronger credit protection measures, the ratings may be raised in the outlook period.”

At the same time, S&P affirmed its ‘BBB’ corporate credit and ‘BBB’ senior unsecured debt ratings on the company.

The information in this Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 17, 2006	HERMAN MILLER, INC. (Registrant) By: /s/ Elizabeth A. Nickels —————————————— Elizabeth A. Nickels Chief Financial Officer

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